                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

For:   Evans Bancorp, Inc.:                 Contact:  Mark DeBacker, Treasurer
       14-16 North Main Street              Phone:    (716) 549-1000
       Angola, New York  14006              Fax:      (716) 549-0720


EVANS BANCORP ANNOUNCES 12.8 PERCENT INCREASE IN 2003 NET INCOME AND 12.6 PERCENT INCREASE IN FOURTH QUARTER NET INCOME

ANGOLA, N.Y.-JANUARY 27, 2004-Evans Bancorp, Inc. (Nasdaq: EVBN) the holding company for Evans National Bank, a commercial bank with nine branches in Western New York, and approximately $334.7 million in assets, today reported strong growth in revenue and income for the quarter ended December 31, 2003.

FOURTH QUARTER 2003 PERFORMANCE HIGHLIGHTS:

-     NET INCOME GREW BY 12.6% OR $109 THOUSAND OVER FOURTH QUARTER 2002

- GROSS LOANS, EXCLUDING THE LOAN LOSS RESERVE, INCREASED DURING THE FOURTH QUARTER BY 5.8% AND 24.4% FOR 2003

- NON-INTEREST INCOME GREW BY 15.4% COMPARED WITH THE PRIOR YEAR QUARTER, AND WAS 29.6% OF TOTAL REVENUE IN THE FOURTH QUARTER

NET INCOME:

Net income was $1.0 million or $0.40 per share for the quarter ended December 31, 2003 as compared to $0.9 million or $0.37 per share for the quarter ended December 31, 2002. 2003 net income was $4.1 million or $1.66 per share as compared to $3.6 million or $1.55 per share for the year ended December 31, 2002. All per share amounts reflect the two special 5% stock dividends paid in January 2003 and December 2003.

James Tilley, President and Chief Executive Officer, said, "Our strong performance in growing our loan portfolio by nearly 25% in 2003, enabled us to grow earnings in spite of the continued challenging interest rate environment. Our growth for the year was concentrated primarily in commercial loans which are now 70.8% of total loans. Asset quality remains very strong with net charge-offs for the year of $87 thousand, or 0.05% of total gross loans outstanding at December 31, 2003."

FINANCIAL POSITION:

Total assets were $334.7 million at December 31, 2003, a decrease of 0.3% for the quarter from September 30, 2003 and an increase of 15.9% over December 31, 2002. Even though total assets decreased during the quarter, gross loans increased $10.3 million or 5.8%. Investment securities decreased $9.2 million or 7.1% in the fourth quarter. The decrease was primarily a result of the rolloff of funds from a maturing certificate of deposit promotion.

Asset quality continues to remain strong with net charge-offs of $77 thousand in the fourth quarter 2003. Non-performing loans totaled 0.49% of total loans outstanding at December 31, 2003 as compared to 0.79% at December 31, 2002. The allowance for loan losses totaled $2.5 million or 1.35% of gross loans outstanding at December 31, 2003 as compared to 1.42% at December 31, 2002.

OPERATIONAL RESULTS:

Net interest income of $3.0 million for the fourth quarter 2003 represented a $0.4 million increase from the fourth quarter 2002, primarily as a result of growth in assets. Investment premium amortization slowed in the fourth quarter as prepayments on mortgage backed securities began to slow. 2003 net interest income increased $0.5 million or 4.3% over 2002.

Non-interest income was $1.7 million for the fourth quarter 2003, an increase of $0.2 million or 15.4% over the fourth quarter 2002. For the full year, non-interest income was $7.7 million, an increase of $2.2 million or 40.0% over 2002. For the quarter, this increase was driven by revenue from sales of non-deposit investment products through ENB Associates and income on bank-owned life insurance. For the year, other non-interest income has grown primarily as a result of income on bank-owned life insurance, income on loan prepayment penalties received, and merchant credit card fees.

Non-interest expense was $3.2 million for the fourth quarter 2003, an increase of $0.4 million or 15.5% over the fourth quarter 2002. Full year non-interest expense was $12.7 million, an increase of $2.1 million or 19.6% over 2002. The primary increase of $0.4 million for the quarter was salaries related to Company growth and merit pay increases received in early 2003. Other miscellaneous expense increased primarily as a result of fees related to the Bank implementing a next generation image and proof operating system in 2003.

OUTLOOK:

Tilley stated, "After taking time to reflect on the successes of 2003 we have now turned our attention to the opportunities that 2004 will bring. On January 5th we opened our ninth branch location in Lancaster, which will serve the Lancaster, Depew and Cheektowaga markets. We have plans to construct our tenth branch in the summer of 2004 in North Buffalo which will serve North Buffalo and Kenmore. This opening will coincide with the consolidation of our administrative offices in Hamburg, New York. We continue to search for other opportunities for branch expansion and potential acquisitions, either in the banking or insurance division, where we have been active recently with two insurance agency acquisitions which closed on January 2, 2004. We believe 2004 will be another exciting, successful year for the Company."

Attached are Unaudited Statements of Income, Balance Sheets, and Condensed Consolidated Average Balance Sheets and Annualized Rates for Evans Bancorp, Inc.

A conference call will be held with Company management at 11:00 a.m. (ET) on Wednesday, January 28, 2004 to discuss performance results for the fourth quarter and year 2003 at 1-800-335-9329 (request Evans Bancorp Conference Call). An audio recording will be available one hour after the call through February 2, 2004 at 12:00 p.m., and may be accessed at 1-800-642-1687, passcode 9851043.
The call will also be simultaneously broadcast live over the Internet at the following link: http://www.firstcallevents.com/service/ajwz391579529gf12.html and will be archived at the same location, accessible through www.evansbancorp.com for one year following the call. There is no charge to access either event.

Evans Bancorp, Inc. is the holding company for Evans National Bank, a commercial bank with nine branches located in Western New York, which had approximately $334.7 million in assets and approximately $266.3 million in deposits at December 31, 2003. Evans National Bank also owns 100% of the capital stock of M&W Agency, Inc., a retail property and casualty insurance agency with ten offices in Western New York, and 100% of the capital stock of ENB Associates, Inc. which provides non-deposit investment products. Evans Bancorp, Inc. common stock is listed on the Nasdaq National Market under the symbol EVBN.

This press release includes "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning future business, revenues and earnings. These statements are not historical facts or guarantees of future performance events or results. There are risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such forward-looking statements. Information on factors that could affect the Company's business and results is discussed in the Company's periodic reports filed with the Securities and Exchange Commission. Forward looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise forward looking information, whether as a result of new, updated information, future events or otherwise.

EVANS BANCORP, INC.
STATEMENTS OF INCOME
UNAUDITED
($000S) EXCEPT PER SHARE DATA


                                                                      QUARTER ENDED              YEAR ENDED
                                                                       DECEMBER 31,              DECEMBER 31,
                                                                   --------------------      --------------------
                                                                     2003         2002         2003         2002
                                                                   -------      -------      -------      -------
INTEREST INCOME:
    Loans                                                          $ 2,741      $ 2,476      $10,737      $10,593
    Federal funds sold & interest on deposits in  other banks           02           25           79           79
    Securities:
        Taxable                                                        669          549        2,226        2,554
        Non-taxable                                                    574          521        2,288        1,987
                                                                   -------      -------      -------      -------
Total interest income                                                3,986        3,571       15,330       15,213

INTEREST EXPENSE:
    Interest on deposits                                               862          929        3,864        4,282
    Short-term borrowings                                              161          117          620          535
                                                                   -------      -------      -------      -------
                                                                     1,023        1,046        4,484        4,817

NET INTEREST INCOME                                                  2,963        2,525       10,846       10,396
Provision for loan losses                                              120          105          480          420
                                                                   -------      -------      -------      -------

Net Interest Income after provision for
    loan losses                                                      2,843        2,420       10,366        9,976

NON-INTEREST INCOME
    Service charges                                                    459          278        1,812        1,095
    Insurance service and fees                                         698          704        3,495        2,947
    Commission fees                                                    105           45          272          228
    Gain (loss) on sales of securities                                   0            0          271          111
    Loss on other real estate owned                                    -27          -50          -27         -139
    Premiums on loans sold                                              21           25          124           59
    Life insurance proceeds                                              0          185            0          185
    Other                                                              416          261        1,719          987
                                                                   -------      -------      -------      -------
Total non-interest income                                            1,672        1,448        7,666        5,473

NON-INTEREST EXPENSE:
    Salaries and benefits                                            1,786        1,428        6,813        5,533
    Occupancy                                                          358          375        1,454        1,337
    Supplies                                                            60           61          282          231
    Repairs and maintenance                                             81          108          377          412
    Advertising and public relations                                    60           60          263          206
    Professional services                                              158          190          711          615
    FDIC assessment                                                     10            9           40           35
    Other insurance                                                     86           71          298          281
    Other                                                              626          491        2,501        2,000
                                                                   -------      -------      -------      -------
Total non-interest expense                                           3,225        2,793       12,739       10,650

Income before taxes                                                  1,290        1,075        5,293        4,799

Income Taxes                                                           316          210        1,224        1,193
                                                                   -------      -------      -------      -------

NET INCOME                                                         $   974      $   865      $ 4,069      $ 3,606
                                                                   =======      =======      =======      =======

Earnings per share - Basic and Diluted*                            $  0.40      $  0.37      $  1.66      $  1.55
                                                                   =======      =======      =======      =======
     Basic                                                           2,440        2,334        2,450        2,325
     Diluted                                                         2,441        2,334        2,451        2,325


* All per share data reflects the special 5% stock dividends paid January 29, 2003 and December 1, 2003.

EVANS BANCORP, INC.
BALANCE SHEETS
UNAUDITED
($000S)


                                                             DECEMBER 31   DECEMBER 31
                                                                2003          2002
                                                              --------      --------
ASSETS
   Cash and due from banks                                    $  8,509      $ 11,309
   Federal funds sold                                                0         8,450
   Interest bearing accounts on other banks                         98           877
   Securities:
       Classified as available-for-sale, at fair value         116,806       103,031
       Classified as held-to-maturity, at amortized cost         3,750         3,641

Loans, net of allowance for loan losses of $2,539
     in 2003 and $2,146 in 2002                                185,528       148,998

Properties and equipment, net                                    5,982         5,349
Goodwill assets                                                  2,945         2,945
Intangible assets                                                1,177           787
Bank owned life insurance                                        7,323           663
Other assets                                                     2,559         2,661
                                                              --------      --------

TOTAL ASSETS                                                  $334,677      $288,711
                                                              ========      ========

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
   Deposits:

       Demand                                                 $ 51,886      $ 44,665
       NOW accounts                                             11,464        10,535
       Regular savings                                         105,599        94,908
       Time deposits, $100,000 or over                          35,647        28,441
       Other time accounts                                      61,729        60,958
                                                              --------      --------
                                                               266,325       239,507

Other borrowed funds                                            25,388         8,111
Securities sold under agreement to repurchase                    5,460         6,543
Other liabilities                                                4,181         3,688
                                                              --------      --------

TOTAL LIABILITIES                                              301,354       257,849

STOCKHOLDERS' EQUITY
   Common stock, $0.50 par value; 10,000,000
      shares authorized; 2,444,286  and
      2,450,870 shares outstanding, respectively                 1,229         1,167
   Capital surplus                                              19,346        16,579
   Retained earnings                                            11,306        11,180
   Accumulated other comprehensive income, net                   1,918         1,942
   Less: Treasury stock, at cost                                  -476            -6
                                                              --------      --------

TOTAL STOCKHOLDERS' EQUITY                                      33,323        30,862
                                                              --------      --------

TOTAL LIABILITIES AND STOCKHOLDERS'
   EQUITY                                                     $334,677      $288,711
                                                              ========      ========

EVANS BANCORP, INC.
CONDENSED CONSOLIDATED AVERAGE
   BALANCE SHEET AND ANNUALIZED RATES
UNAUDITED
(AMOUNTS IN $000S)



                                            THREE MONTHS ENDED DECEMBER 31,
                                        --------------------------------------
                                              2003                  2002
                                        -----------------    -----------------
                                        BALANCE     RATE     BALANCE     RATE
                                        --------    -----    --------    -----
ASSETS
Interest-earning assets:
   Loans, net                           $179,505    6.11%    $148,003    6.69%
   Taxable Investments                    71,399    3.75%      51,610    4.26%
   Tax-exempt investments                 53,839    4.26%      46,462    4.49%
   Time Desposits-Other Banks                260    1.90%         585    3.35%
   Federal Funds Sold                        230    0.90%       6,491    1.22%
                                        --------    -----    --------    -----
Total interest-earning assets            305,233    5.22%     253,151    5.64%


Non-interest earning assets:
   Cash and due from banks                 9,289                9,783
   Premises and equipment, net             5,725                4,883
   Other assets                           14,386                8,184
                                        --------             --------
Total Assets                            $334,633             $276,001
                                        ========             ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
   NOW Accounts                         $ 11,238    0.20%      $9,615    0.27%
   Savings Deposits                      110,354    0.79%      87,143    1.09%
   Time Deposits                          97,068    2.63%      88,113    3.14%
   Fed Funds Purchased & Securities
     Sold U/A to Repurchase                9,004    1.65%       4,217    1.34%
   FHLB Advances                          16,659    2.84%       7,484    5.23%
   M&W Note                                  869    2.55%         423    4.37%
                                        --------    -----    --------    -----
Total interest-bearing liabilities       245,192    1.67%     196,995    2.14%

Non-interest-bearing liabilities:
   Demand deposits                        52,466               44,076
   Other                                   4,088                4,665
                                        --------             --------
Total liabilities                        301,746              245,736

Stockholders' equity                      32,887               30,265
                                        --------             --------
Total Liabilities and Equity             334,633              276,001
                                        ========             ========

Net yield on interest-earnings assets               3.88%                3.98%
                                                    =====                =====
Interest Rate Spread                                3.55%                3.50%
                                                    =====                =====

EVANS BANCORP, INC.
CONDENSED CONSOLIDATED AVERAGE
   BALANCE SHEET AND ANNUALIZED RATES
UNAUDITED
(AMOUNTS IN $000S)


                                                YEAR ENDED DECEMBER 31,
                                        --------------------------------------
                                              2003                 2002
                                        -----------------    -----------------
                                        BALANCE     RATE     BALANCE     RATE
                                        --------    -----    --------    -----
ASSETS
Interest-earning assets:
   Loans, net                           $167,145    6.42%    $145,676    7.27%
   Taxable Investments                    72,464    3.07%      48,902    5.22%
   Tax-exempt investments                 52,658    4.35%      43,656    4.55%
   Time Desposits-Other Banks                721    2.55%         147    3.34%
   Federal Funds Sold                      5,017    1.21%       5,148    1.44%
                                        --------    -----    --------    -----

Total interest-earning assets            298,005    5.14%     243,528    6.25%

Non-interest earning assets:
   Cash and due from banks                 9,118                8,967
   Premises and equipment, net             5,483                4,463
   Other assets                           13,743                8,315
                                        ---------            --------

Total Assets                            $326,349             $265,273
                                        =========            ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
   NOW Accounts                          $10,753    0.22%      $9,678    0.45%
   Savings Deposits                      110,002    0.93%      75,741    1.11%
   Time Deposits                          99,775    2.83%      90,890    3.74%
   Fed Funds Purchased & Securities
     Sold U/A to Repurchase                6,904    1.24%       3,995    1.69%
   FHLB Advances                          13,072    3.90%       8,621    5.18%
   M&W Note                                  826    2.89%         451    4.61%
                                        ---------   -----    --------    -----

Total interest-bearing liabilities       241,332    1.86%     189,376    2.54%

Non-interest-bearing liabilities:
   Demand deposits                        48,853               42,165
   Other                                   4,299                4,889
                                        ---------            --------
Total liabilities                        294,484              236,430

Stockholders' equity                      31,865               28,843
                                        ---------            --------
Total Liabilities and Equity             326,349              265,273
                                        =========            ========

Net yield on interest-earnings assets               3.64%                4.27%
                                                    =====                =====

Interest Rate Spread                                3.29%                3.70%
                                                    =====                =====